Exhibit 32.2

Certification of Chief Financial Officer Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

In connection with the quarterly report on Form 10-Q of TCW Direct Lending VIII LLC (the “Company”) for the quarterly period ended September 30, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Andrew J. Kim, as Chief Financial Officer of the Company certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to such officer’s knowledge:

(1)
The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Andrew J. Kim
Name:	Andrew J. Kim
Title:	Chief Financial Officer
Date:	November 12, 2025

The foregoing certification is being furnished solely pursuant to 18 U.S.C. §1350 and is not being filed as part of the Report or as a separate disclosure document.